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                                  EXHIBIT 23.1
                                  ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan, 2000 Employee Stock Purchase Plan, and 2000 Outside Directors Stock Option Plan of our report dated January 14, 2000 with respect to the audited financial statements of iPrint.com, inc. for the year ended December 31, 1999 included in the Final Prospectus and filed with the Securities and Exchange Commission on March 7, 2000 (Registration No. 333-91841).



/s/ Arthur Andersen LLP

Arthur Andersen LLP
San Jose, California
February 23, 2001

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